SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 8, 2002
(Date of earliest event report)

Mortgage Securities III Trusts B, D, and E
(Exact name of registrant as specified in charter)





Delaware


33-2253


91-1314537


Wilmington, DE  19890


(302) 651-1730




SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On May 8, 2002, on the recommendation of the Audit Committee of the Trusts' Board of Directors, the Trusts'
Board of Directors decided to no longer engage Arthur Andersen
LLP ("Andersen") as the Trusts' independent public accountants and engaged KPMG LLP ("KPMG") to serve as the Trusts' independent public accountants for the fiscal year 2002.

Andersen's reports on the Trusts' financial statements for the years ended December 30, 2001 and December 31,
2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 30, 2001 and December 31, 2000 and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Trusts' financial statements for such years; and there were no reportable events as defined in
Item 304(a)(1)(v) of Regulation S-K.

The Trusts provided Andersen with a copy of the foregoing disclosures. Attached as an Exhibit is a copy of Andersen's letter, dated May 9, 2002, stating its agreement with such statements.

During the years ended December 30, 2001 and December 31,
2000 and through the date hereof, the Trusts did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Trusts' financial statements, or any other matters or reportable events as set forth in Items
304(a)(2)(i) and (ii) of Regulation S-K.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS


Exhibits. The following exhibit is filed with this document.

Letter from Arthur Andersen LLP to the Securities and
Exchange Commission dated May 9, 2002








SIGNATURES
Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




MORTGAGE SECURITIES III TRUSTS B, D AND E






By
Myron J. Banwart





Myron J. Banwart
President
May 9, 2002






EXHIBIT











Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

May 9, 2002

Dear Sir/Madam:

We have read the first four (4) paragraphs of Item 4 included in the Form 8-K dated May 8, 2002, of Mortgage
Securities III Trusts B, D, and E, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


Arthur Andersen LLP
------------------------------
 ARTHUR ANDERSEN LLP

Copy to:

Myron J. Banwart
President
Mortgage Securities III Trusts B, D and E